Exhibit 4.3
STOCK CERTIFICATE CUSIP: 37373P 10 5

CUSIP 37373P 10 5



NUMBER
00751
SPECIMEN

SHARES ACTIONS
SPECIMEN

Gerdau AmeriSteel Corporation

[redacted]

This certifies that
Les présentes attestent que

SPECIMEN

is the registered holder of
est le porteur inscrit de

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT NOMINAL OR PAR VALUE IN THE CAPITAL STOCK OF

Gerdau AmeriSteel Corporation

transferable only on the books of the Corporation by the registered holder hereof in person or by attorney duly authorized in writing upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar of the Corporation.

In Witness Whereof *the Corporation has caused this certificate to be signed by its duly authorized officers.*

Dated - Daté ce SPECIMEN

[redacted]

ACTIONS ORDINAIRES, ENTIÈREMENT LIBÉRÉES ET NON SUJETTES À DES APPELS DE VERSEMENTS, SANS VALEUR NOMINALE NI VALEUR AU PAIR, DU CAPITAL-ACTIONS DE

Gerdau AmeriSteel Corporation

transférables uniquement dans les registres de la Compagnie par le porteur inscrit du présent certificat en personne ou par fondé de pouvoir dûment autorisé par écrit sur remise du présent certificat dûment endossé. Le présent certificat n'est valide qu'après avoir été contresigné et immatriculé par l'agent des transferts et agent chargé de la tenue des registres de la Compagnie.

En Foi De Quoi, *la Compagnie a fait signer le présent certificat par ses dirigeants dûment autorisés.*

SHARES ACTIONS

PRESIDENT - CHIEF EXECUTIVE OFFICER

PRÉSIDENT - CHEF DE LA DIRECTION

CHIEF FINANCIAL OFFICER - SECRETARY

CHEF DES SERVICES FINANCIERS - SECRÉTAIRE

[redacted]

The class of shares represented by this certificate has rights, privileges, restrictions and conditions attaching thereto and the Corporation will furnish to a shareholder, on demand and without charge, a full copy of the text of:

(a) the rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series in so far as the same have been fixed by the directors; and

(b) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.

Il y a des droits, privilèges, restrictions et conditions rattachés à la catégorie d'actions représentées par ce certificat et la Compagnie remettra gratuitement à tout actionnaire, sur sa demande, le texte intégral énonçant :

a) les droits, privilèges, restrictions et conditions rattachés à chaque catégorie dont l'émission est autorisée et, dans la mesure fixée par les administrateurs, à chaque série ; et

b) l'autorisation donnée aux administrateurs de fixer les droits, privilèges, conditions et restrictions des séries subséquentes.

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

For value received the undersigned hereby sells, assigns and transfers unto

Pour valeur reçue, le soussigné vend, cède et transporte, par les présentes, à

____

(Please print or typewrite name and address of assignee)

(Prière d'inscrire en lettres moulées ou de dactylographier le nom et l'adresse du cessionnaire)

____

____

shares of the capital stock represented by the within certificate and does hereby irrevocably constitute and appoint

actions du capital-actions représentées par le présent certificat et constitue et nomme irrévocablement par les présentes

____

attorney to transfer the said stock on the books of the Corporation, with full power of substitution in the premises.

son fondé de pouvoir pour le transfert desdites actions dans les registres de la Compagnie, avec plein pouvoir de substitution.

Date ____________________

Signature ____________________

____

AVIS : LA SIGNATURE DE CETTE CESSION DOIT CORRESPONDRE EN TOUS POINTS AU NOM INSCRIT AU RECTO DE CE CERTIFICAT SANS RIEN Y CHANGER, AJOUTER OU RETRANCHER.